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The Chase Manhattan Corporation
270 Park Avenue
New York, NY  10017-2070

                                News Release

Investor Contact:  John Borden                   Press Contacts:  Kathleen Baum
                   212-270-7318                                   212-270-5089
                                                                  John Stefans
    For Immediate Release                                         212-270-7438

        CHASE'S NET INCOME UP 12 PERCENT TO $858 MILLION IN THIRD QUARTER

    New York, October 15, 1996 -- The Chase Manhattan Corporation today reported third quarter 1996 net income of $858 million, a 12 percent increase from third quarter 1995 net income of $764 million. Primary earnings per share were $1.80 compared with $1.58 in the prior year third quarter, and fully diluted earnings per share were $1.78 compared with $1.55. Excluding merger-related expenses of $20 million, after tax, net income for the quarter was $878 million, primary earnings per share were $1.85 and fully diluted earnings per share were $1.83.

    "We continued to demonstrate revenue growth across both our global wholesale and nationwide consumer businesses," said Walter V. Shipley, chairman and chief executive officer. "We also stuck to the basics, effectively managing our operating and credit costs."

    The corporation's return on average common stockholders' equity was 17.9 percent compared with 16.2 percent in the 1995 third quarter. The efficiency ratio stood at 58 percent compared with 62 percent in the third quarter of 1995.

    In the first nine months of 1996, the corporation's earnings, excluding restructuring charges and merger-related expenses, rose 25 percent to $2,685 million from $2,152 million in the first nine months of 1995. Primary earnings per share were $5.66 and fully diluted earnings per share were $5.57; primary earnings per share were $4.51 and fully diluted earnings per share were $4.34 in the same 1995 period.

                                     (More)
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NOTE: On March 31, 1996, The Chase  Manhattan  Corporation  merged with and into
Chemical Banking Corporation. Upon consummation of the merger, Chemical changed its name to The Chase Manhattan Corporation. The merger was accounted for as a pooling-of-interests and, accordingly, the information included in this release reports the combined results of Chase and Chemical as though the merger had been in effect for all periods presented.

    Reported net income, including restructuring charges and merger-related expenses of $1,060 million, after-tax, was $1,625 million compared with $2,132 million in the first nine months of 1995. Primary earnings per share and fully diluted earnings per share, on a reported basis, were $3.28 and $3.23, and $4.47 and $4.30, respectively.

REVENUES

    Total revenue was $3,925 million, compared with $3,779 million in the third quarter of 1995. For the first nine months of 1996, total revenue was $11,914 million versus $11,117 million in the same 1995 period.

    Net interest income was $2,069 million in each of the 1996 and 1995 third quarters. Average interest-earning assets were $263 billion, compared with $245 billion in the prior year quarter. The net yield on average interest-earning assets was 3.14 percent, compared with 3.36 percent in the third quarter of 1995.

    These results were affected by an increase in average securitizations of approximately $7 billion in national consumer credit receivables, compared with the 1995 quarter. On a managed basis, which includes securitizations, net interest income was $2,313 million, average interest-earning assets were $275 billion, and the net yield on average interest-earning assets was 3.36 percent. On a managed basis for the third quarter of 1995, net interest income was $2,161 million, average interest-earning assets were $250 billion and the net yield on average interest-earning assets was 3.44 percent.

    Total revenues from trading activities were $479 million in the third quarter of 1996. This included $175 million of net interest income. In the third quarter of 1995, total revenues from trading activities were $467 million, including $125 million of net interest income.

    Fees related to credit cards were $277 million, 32 percent higher than in the third quarter of 1995, reflecting both increased receivables and the effect of securitizations. Corporate finance and syndication fees rose 11 percent to $234 million, the result of strong loan syndication, underwriting and advisory activity. Trust and investment management fees rose 14 percent to $295 million, reflecting the continued growth of Chase's global services and securities processing activities, growth in the Vista mutual funds and higher trust fees attributable to growth in assets under management.

    Revenues from equity-related investments totaled $112 million in the third quarter of 1996, compared with $106 million in the third quarter of 1995.

EXPENSES

    Total noninterest expenses, before merger-related expenses and foreclosed property costs, were $2,286 million in the 1996 third quarter, down from $2,339 million in the third quarter of 1995.

    Merger savings in the quarter were $180 million. The Corporation expects to achieve merger savings of $510 million in 1996.

    The total number of employees was 67,828 at September 30, 1996 compared with 72,696 at December 31, 1995.

    Merger-related expenses in the third quarter of 1996 were $32 million.

CREDIT COSTS

    The provision for losses in the third quarter of 1996 was $220 million, compared with $192 million in the third quarter of 1995.

    Net charge-offs were $220 million in the third quarter of 1996, and $225 million in the same 1995 quarter.

    Total domestic commercial net charge-offs were $2 million in the latest quarter, and $6 million in the third quarter of 1995. Total domestic consumer net charge-offs in the third quarter were $210 million, of which credit card charge-offs, on retained receivables, accounted for $152 million. Total domestic consumer net charge-offs in the third quarter of 1995 were $224 million, of which credit card net charge-offs, on retained receivables, were $172 million.

    Credit card net charge-offs were $296 million, or 4.95 percent of average managed receivables, at September 30, 1996, compared with $215 million, or 3.98 percent of average managed receivables, as of September 30, 1995, reflecting growth in managed receivables of 11 percent, year-over-year, and higher bankruptcies.

    Managed credit card receivables past due 90 days and over and accruing were $469 million at September 30, 1996, or 1.96 percent of average credit card receivables, compared with $440 million, or 2.04 percent at September 30, 1995.

OTHER FINANCIAL DATA

    On September 18, 1996, Chase Preferred Capital Corporation, a subsidiary organized as a real estate investment trust, issued $550 million of preferred shares which will be treated as Tier I capital for the Corporation.

    The corporation's effective tax rate was 38 percent in the third quarter of 1996, and 39 percent in the third quarter of 1995.

    At September 30, 1996, the allowance for credit losses was $3,697 million, compared with $3,809 million on the same date a year ago.

    Nonperforming assets, at September 30, 1996, were $1,517 million, compared with $1,639 million on June 30, 1996, and $1,886 million on September 30, 1995.

    Total assets at September 30, 1996, were $323 billion, compared with $308 billion on the same date a year ago. Total loans at September 30, 1996, were $150 billion, compared with $151 billion at September 30, 1995. At end of the third quarter of 1996, total deposits stood at $165 billion; that figure was $166 billion on September 30, 1995.

    The return on average assets for the third quarter of 1996 was 1.06 percent, compared with .99 percent for the third 1995 quarter.

    At September 30, 1996, the estimated Tier I risk-based capital ratio was 8.3 percent, compared with 8.0 percent at September 30, 1995. The estimated Total risk-based capital ratio was 12.1 percent at September 30, 1996, and September 30, 1995.

               THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                              FINANCIAL HIGHLIGHTS
                      (IN MILLIONS, EXCEPT PER SHARE DATA)



                                                                 THREE MONTHS ENDED                     NINE MONTHS ENDED
                                                                      SEPTEMBER 30,                        SEPTEMBER 30,
                                                               --------------------------         ------------------------------
                                                                   1996              1995               1996                1995
                                                               --------         ---------         ------------         ---------
   EARNINGS:
   Income Before Restructuring Charge                          $    878           $   764          $    2,685           $  2,152
   Restructuring Charge (After-Tax)                                 (20) (a)           --              (1,060) (a)            (9)(b)
                                                                -------           -------          ----------           --------
   Income After Restructuring Charge and
      Before Effect of Accounting Change                       $    858           $   764          $    1,625           $  2,143
   Effect of Change in Accounting Principle                          --                --                  --                (11)(c)
                                                               --------           -------          ----------           --------
   Net Income                                                  $    858           $   764          $    1,625           $  2,132
                                                               ========           =======          ==========           ========
   Net Income Applicable to Common Stock                       $    803           $   708          $    1,461           $  1,959
                                                               ========           =======          ==========           ========

   INCOME PER COMMON SHARE:
   Primary:
       Income Before Restructuring Charge                      $   1.85          $   1.58          $     5.66           $   4.51
       Restructuring Charge (After-Tax)                           (0.05) (a)           --               (2.38) (a)         (0.02)(b)
                                                                -------          --------           ---------           --------
       Income After Restructuring Charge and
          Before Effect of Accounting Change                   $   1.80          $   1.58          $     3.28           $   4.49
       Effect of Change in Accounting Principle                      --                --                  --              (0.02)(c)
                                                               --------          --------          ----------           --------
       Net Income                                              $   1.80          $   1.58          $     3.28           $   4.47
                                                               ========          ========          ==========           ========
   Assuming Full Dilution:
       Income Before Restructuring Charge                      $   1.83          $   1.55          $     5.57           $   4.34
       Restructuring Charge (After-Tax)                           (0.05) (a)           --               (2.34) (a)         (0.02)(b)
                                                               --------          --------          ----------           --------
       Income After Restructuring Charge and
          Before Effect of Accounting Change                   $   1.78          $   1.55          $     3.23           $   4.32
       Effect of Change in Accounting Principle                      --                --                  --              (0.02)(c)
                                                               --------          --------          ----------           --------
       Net Income                                              $   1.78          $   1.55          $     3.23           $   4.30
                                                               ========          ========          ==========           ========

   PER COMMON SHARE:
   Book Value at September 30,                                 $  42.03          $  40.93          $    42.03           $  40.93
   Market Value at September 30,                               $  80.13          $  60.88          $    80.13           $  60.88
   Common Stock Dividends Declared  (d)                        $   0.56          $   0.50          $     1.68           $   1.44

   COMMON SHARES OUTSTANDING:
   Average Common and Common Equivalent Shares                    447.2             448.4               446.0              438.5
   Average Common Shares Assuming Full Dilution                   450.5             456.4               452.3              457.5
   Common Shares at Period End                                    439.9             438.6               439.9              438.6

   (a) Reflects merger-related restructuring charge of $1,022 million, after-tax, which was recorded on March 31, 1996. In addition, $38 million, after-tax, of merger-related expenses were incurred ($4 million in the first quarter, $14 million in the second quarter and $20 million in the third quarter) and recognized under a recently issued accounting pronouncement.
   (b) Restructuring charge related to exiting from a futures brokerage business.
   (c) On January 1, 1995, the Corporation adopted SFAS 106 for the accounting for other postretirement benefits relating to its foreign plans.
   (d) The Corporation increased its quarterly common stock dividend from $0.50 per share to $0.56 per share in the first quarter of 1996.

                                        THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                                FINANCIAL HIGHLIGHTS (CONTINUED)


                                                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                            SEPTEMBER 30,                      SEPTEMBER 30,
                                                                  -----------------------------        ---------------------------
                                                                     1996           1995                   1996           1995
                                                                  -----------     ----------             ----------    -----------
PERFORMANCE RATIOS: (AVERAGE BALANCES) (e)
Income Before Restructuring Charge:
    Return on Assets                                                   1.08%          0.99%                  1.13%          0.94%
    Return on Common Stockholders' Equity                             18.35%         16.17%                 18.96%         15.89%
    Return on Total Stockholders' Equity                              17.04%         15.14%                 17.57%         14.83%
Net Income:
    Return on Assets                                                   1.06%          0.99%                  0.68%          0.93%
    Return on Common Stockholders' Equity                             17.90%         16.17%                 10.99%         15.73%
    Return on Total Stockholders' Equity                              16.65%         15.14%                 10.63%         14.69%
Efficiency Ratio  (f)                                                    58%            62%                    59%            64%

CAPITAL RATIOS AT SEPTEMBER 30:
Common Stockholders' Equity to Assets                                                                         5.7%           5.8%
Total Stockholders' Equity to Assets                                                                          6.6%           6.7%
Tier 1 Leverage                                                                                               7.0%           6.6%
Risk-Based Capital:
    Tier 1 (4.0% required)                                                                                    8.3% *         8.0%
    Total (8.0% required)                                                                                    12.1% *        12.1%

(e) Performance ratios are based on annualized net income amounts.
(f) Excludes restructuring charges, foreclosed property expense and nonrecurring items.
*    Estimated

                                          THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                                  CONSOLIDATED STATEMENT OF INCOME
                                                (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                     THREE MONTHS ENDED
                                                                                         ------------------------------------------
                                                                                          SEPT. 30,       JUNE 30,        SEPT. 30,
                                                                                            1996            1996             1995
                                                                                         ------------    ------------     ---------
INTEREST INCOME
Loans                                                                                      $  3,042        $  3,028        $  3,280
Securities                                                                                      690             685             639
Trading Assets                                                                                  525             406             360
Federal Funds Sold and Securities Purchased Under Resale Agreements                             549             514             448
Deposits with Banks                                                                             112             156             194
                                                                                         -----------     ----------       ---------
    Total Interest Income                                                                     4,918           4,789           4,921
                                                                                         -----------     ----------       ---------
INTEREST EXPENSE
Deposits                                                                                      1,416           1,458           1,593
Short-Term and Other Borrowings                                                               1,213           1,087           1,020
Long-Term Debt                                                                                  220             221             239
                                                                                         ----------      ----------      ----------
    Total Interest Expense                                                                    2,849           2,766           2,852
                                                                                         ----------      ----------      ----------

NET INTEREST INCOME                                                                           2,069           2,023           2,069
Provision for Losses                                                                            220             250             192
                                                                                         ----------      ----------      ----------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                                1,849           1,773           1,877
                                                                                         -----------     ----------      ----------
NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                                          234             258             210
Trust and Investment Management Fees                                                            295             302             258
Credit Card Revenue                                                                             277             233             210
Service Charges on Deposit Accounts                                                              97             100             105
Fees for Other Financial Services                                                               393             381             370
Trading Revenue                                                                                 304             379             342
Securities Gains                                                                                 34              24              53
Other Revenue                                                                                   222             254             162
                                                                                         ----------      ----------      ----------
    Total Noninterest Revenue                                                                 1,856           1,931           1,710
                                                                                         -----------     ----------      ----------
NONINTEREST EXPENSE
Salaries                                                                                      1,040           1,046           1,074
Employee Benefits                                                                               211             225             213
Occupancy Expense                                                                               204             207             227
Equipment Expense                                                                               179             181             177
Foreclosed Property Expense                                                                       2              (8)             (7)
Other Expense                                                                                   652             651             648
                                                                                         -----------     -----------      ---------
    Total Noninterest Expense Before Restructuring Charge                                     2,288           2,302           2,332
Restructuring Charge and Expenses                                                                32              22              --
                                                                                         ----------       ---------       ---------
    Total Noninterest Expense                                                                 2,320           2,324           2,332
                                                                                         ----------       ---------       ---------

INCOME BEFORE INCOME TAX EXPENSE                                                              1,385           1,380           1,255
Income Tax Expense                                                                              527             524             491
                                                                                         ----------       ---------      ----------
NET INCOME                                                                                $     858        $    856        $    764
                                                                                          =========       =========        ========
NET INCOME APPLICABLE TO COMMON STOCK                                                     $     803        $    801        $    708
                                                                                          ==========      =========        ========

NET INCOME PER COMMON SHARE:
    Primary                                                                                $   1.80        $   1.80        $   1.58
                                                                                          =========       =========       =========
    Assuming Full Dilution                                                                 $   1.78        $   1.79        $   1.55
                                                                                          =========       =========       =========

                                      THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                               CONSOLIDATED STATEMENT OF INCOME
                                             (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                                                   NINE MONTHS ENDED
                                                                                                      SEPTEMBER 30,
                                                                                        ---------------------------------------
                                                                                              1996                   1995
                                                                                        ------------------      ---------------
INTEREST INCOME
Loans                                                                                            $  9,311             $  9,590
Securities                                                                                          2,095                1,873
Trading Assets                                                                                      1,360                1,062
Federal Funds Sold and Securities Purchased Under Resale Agreements                                 1,564                1,398
Deposits with Banks                                                                                   440                  637
                                                                                                ---------             --------
    Total Interest Income                                                                          14,770               14,560
                                                                                                ---------             --------
INTEREST EXPENSE
Deposits                                                                                            4,518                4,689
Short-Term and Other Borrowings                                                                     3,326                3,036
Long-Term Debt                                                                                        668                  711
                                                                                               ----------            ---------
    Total Interest Expense                                                                          8,512                8,436
                                                                                               ----------            ---------
NET INTEREST INCOME                                                                                 6,258                6,124
Provision for Losses                                                                                  715                  572
                                                                                               ----------            ---------
NET INTEREST INCOME AFTER PROVISION FOR LOSSES                                                      5,543                5,552
                                                                                               ----------             --------
NONINTEREST REVENUE
Corporate Finance and Syndication Fees                                                                716                  576
Trust and Investment Management Fees                                                                  882                  741
Credit Card Revenue                                                                                   743                  588
Service Charges on Deposit Accounts                                                                   296                  316
Fees for Other Financial Services                                                                   1,152                1,090
Trading Revenue                                                                                     1,022                  742
Securities Gains                                                                                      110                  107
Other Revenue                                                                                         735                  833
                                                                                               ----------             --------
    Total Noninterest Revenue                                                                       5,656                4,993
                                                                                               ----------             --------
NONINTEREST EXPENSE
Salaries                                                                                            3,162                3,078
Employee Benefits                                                                                     741                  693
Occupancy Expense                                                                                     632                  673
Equipment Expense                                                                                     544                  568
Foreclosed Property Expense                                                                           (15)                 (60)
Other Expense                                                                                       1,963                2,059
                                                                                                ---------             --------
    Total Noninterest Expense Before Restructuring Charge                                           7,027                7,011
Restructuring Charge and Expenses                                                                   1,710                   15
                                                                                                ---------             --------
    Total Noninterest Expense                                                                       8,737                7,026
                                                                                                ---------             --------
INCOME BEFORE INCOME TAX EXPENSE
  AND EFFECT OF ACCOUNTING CHANGE                                                                   2,462                3,519
Income Tax Expense                                                                                    837                1,376
                                                                                                ---------             --------
INCOME BEFORE EFFECT OF ACCOUNTING CHANGE                                                           1,625                2,143
Effect of Change in Accounting Principle                                                               --                  (11)
                                                                                                ---------             --------
NET INCOME                                                                                      $   1,625            $   2,132
                                                                                                =========            =========
NET INCOME APPLICABLE TO COMMON STOCK                                                           $   1,461            $   1,959
                                                                                                =========            =========
INCOME PER COMMON SHARE:
Primary:
    Income Before Effect of Accounting Change                                                   $   3.28             $    4.49
    Effect of Change in Accounting Principle                                                          --                 (0.02)
                                                                                                --------             ---------
    Net Income                                                                                  $   3.28             $    4.47
                                                                                                ========             =========
Assuming Full Dilution:
    Income Before Effect of Accounting Change                                                   $   3.23             $    4.32
    Effect of Change in Accounting Principle                                                          --                 (0.02)
                                                                                                --------             ---------
    Net Income                                                                                  $   3.23             $    4.30
                                                                                                ========             =========

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST REVENUE DETAIL
                                  (IN MILLIONS)


                                                                      THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                            -----------------------------------------      ------------------------
                                                            SEPT. 30,      JUNE 30,       SEPT. 30,          SEPT. 30,     SEPT. 30,
                                                                1996           1996            1995               1996         1995
                                                           -----------    ----------    ------------      ------------    ---------

FEES FOR OTHER FINANCIAL SERVICES:
Commissions on Letters of Credit and Acceptances            $     81      $     82       $     88          $    252        $    262
Fees in Lieu of Compensating Balances                             75            74             73               223             213
Mortgage Servicing Fees                                           55            54             52               159             159
Loan Commitment Fees                                              32            30             31                92              96
Other Fees                                                       150           141            126               426             360
                                                            --------      --------       --------          --------        --------
    Total                                                   $    393      $    381       $    370          $  1,152        $  1,090
                                                            ========      ========       =========         ========        ========
TRADING REVENUE:
Interest Rate Contracts                                     $    106      $    158       $     67          $    375        $    211
Foreign Exchange Revenue                                         115            95            115               333             408
Debt Instruments and Other                                        83           126            160               314             123
                                                            --------      --------       --------          --------        --------
    Total                                                   $    304      $    379       $    342          $  1,022        $    742
                                                            ========      ========       ========          ========        ========
OTHER REVENUE:
Revenue from Equity-Related Investments                     $    112      $    219       $    106          $    554        $    495
Net Losses on Emerging Markets Securities Sales                   --           (30)           (36)              (65)            (62)
Gain on Sale of Investment in Far East Bank
 and Trust Co.                                                    --            --             --                --              85
Residential Mortgage Origination/Sales Activities                 15            (2)            17                41             112
Loss on Sale of a Building in Japan                               --            --             --               (60)             --
All Other Revenue                                                 95            67             75               265             203
                                                            --------      --------       --------          --------        --------
    Total                                                   $    222      $    254       $    162          $    735        $    833
                                                            ========      ========       ========          ========        ========

-----------------------------------------------------------------------------------------------------------------------------------

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                           NONINTEREST EXPENSE DETAIL
                                  (IN MILLIONS)


                                                                      THREE MONTHS ENDED                       NINE MONTHS ENDED
                                                                 ----------------------------------------   -----------------------
                                                                 SEPT. 30,      JUNE 30,     SEPT. 30,       SEPT. 30,     SEPT. 30,
                                                                     1996          1996          1995            1996          1995
                                                                ----------     ----------    ---------      ---------      --------
OTHER EXPENSE:
Professional Services                                           $   127         $   141        $   130      $   397        $   407
Marketing Expense                                                    73              73             99          236            284
FDIC Assessments                                                      6 (a,b)         1 (b)         (5)(b)        8(b)         107
Telecommunications                                                   82              82             84          249            249
Amortization of Intangibles                                          42              42             45          127            139
All Other                                                           322             312            295          946            873
                                                                -------         -------        -------      -------        -------
    Total                                                       $   652         $   651        $   648      $ 1,963        $ 2,059
                                                                =======         =======        =======      =======        =======

(a)   Includes a special assessment for Savings Association Insurance Fund-related deposits.
(b)   Reflects the impact of a reduction in the FDIC assessment rate.

                                        THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                                    CONSOLIDATED BALANCE SHEET
                                                         (IN MILLIONS)


                                                                                    SEPTEMBER 30,              SEPTEMBER 30,
                                                                                        1996                        1995
                                                                                  ------------------         ----------------
ASSETS
Cash and Due from Banks                                                              $   13,729                  $   12,259
Deposits with Banks                                                                       4,433                       9,488
Federal Funds Sold and Securities
    Purchased Under Resale Agreements                                                    26,586                      24,307
Trading Assets:
    Debt and Equity Instruments                                                          32,952                      20,906
    Risk Management Instruments                                                          26,883                      27,751
Securities:
    Available-for-Sale                                                                   42,477                      31,400
    Held-to-Maturity                                                                      3,956                       9,974
Loans (Net of Unearned Income)                                                          150,333                     151,031
Allowance for Credit Losses                                                              (3,697)                     (3,809)
Premises and Equipment                                                                    3,636                       3,898
Due from Customers on Acceptances                                                         2,789                       2,062
Accrued Interest Receivable                                                               2,828                       2,502
Other Assets                                                                             15,699                      16,074
                                                                                     ----------                  ----------
    TOTAL ASSETS                                                                     $  322,604                  $  307,843
                                                                                     ==========                  ==========
LIABILITIES
Deposits:
  Domestic:
    Noninterest-Bearing                                                              $   37,382                  $   32,059
    Interest-Bearing                                                                     64,374                      64,362
  Foreign:
    Noninterest-Bearing                                                                   3,591                       3,258
    Interest-Bearing                                                                     59,695                      66,542
                                                                                     ----------                  ----------
Total Deposits                                                                          165,042                     166,221
Federal Funds Purchased and Securities
    Sold Under Repurchase Agreements                                                     57,533                      43,450
Other Borrowed Funds                                                                     17,624                      14,500
Acceptances Outstanding                                                                   2,776                       2,074
Trading Liabilities                                                                      32,972                      36,569
Accounts Payable, Accrued Expenses and Other Liabilities                                 12,588                      11,372
Long-Term Debt                                                                           12,379                      13,055
                                                                                     ----------                   ---------
    TOTAL LIABILITIES                                                                   300,914                     287,241
                                                                                     ----------                   ---------
PREFERRED STOCK OF SUBSIDIARY                                                               550 (a)                      --
                                                                                     ----------                   ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                                                           2,650                       2,650
Common Stock                                                                                440                         457
Capital Surplus                                                                          10,444                      10,988
Retained Earnings                                                                         8,091                       7,430
Net Unrealized Loss on Securities Available-for-Sale, Net of Taxes                         (480)                       (130)
Treasury Stock, at Cost                                                                      (5)                       (793)
                                                                                      ---------                   ---------
    TOTAL STOCKHOLDERS' EQUITY                                                           21,140                      20,602
                                                                                      ---------                   ---------
    TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
       AND STOCKHOLDERS' EQUITY                                                       $ 322,604                   $ 307,843
                                                                                      =========                   =========

(a) Reflects the issuance of preferred stock in September 1996 of Chase Preferred Capital Corporation, a wholly-owned subsidiary of The Chase Manhattan Bank, which qualifies as a real estate investment trust (REIT).

                                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                        CONSOLIDATED STATEMENT OF CHANGES
                                          IN STOCKHOLDERS' EQUITY
                                              (IN MILLIONS)


                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                  -----------------------------------------------
                                                                                         1996                          1995
                                                                                  --------------------            ---------------

PREFERRED STOCK:
Balance at Beginning of Year                                                          $   2,650                     $   2,850
Conversion of Stock                                                                          --                          (200)
                                                                                      ---------                     ---------
Balance at End of Period                                                              $   2,650                     $   2,650
                                                                                      ---------                     ---------
COMMON STOCK:
Balance at Beginning of Year                                                          $     458                     $     447
Retirement of Treasury Stock                                                                (20) (a)                       --
Issuance of Common Stock                                                                      2                            10
                                                                                      ---------                     ---------
Balance at End of Period                                                              $     440                     $     457
                                                                                      ---------                     ---------

CAPITAL SURPLUS:
Balance at Beginning of Year                                                          $  11,075                     $  10,671
Retirement of Treasury Stock                                                               (433) (a)                       --
Issuance of Common Stock                                                                   (114)                          324
Restricted Stock Granted, Net of Amortization                                               (84)                           (7)
                                                                                      ---------                     ---------
Balance at End of Period                                                              $  10,444                     $  10,988
                                                                                      ---------                     ---------

RETAINED EARNINGS:
Balance at Beginning of Year                                                          $   7,997                     $   6,045
Net Income                                                                                1,625                         2,132
Retirement of Treasury Stock                                                               (557) (a)                       --
Cash Dividends Declared:
   Preferred Stock                                                                         (164)                         (173)
   Common Stock                                                                            (818)                         (584)
Accumulated Translation Adjustment                                                            8                            10
                                                                                      ---------                     ---------
Balance at End of Period                                                              $   8,091                     $   7,430
                                                                                      ---------                     ---------
NET UNREALIZED LOSS ON SECURITIES AVAILABLE-FOR-SALE:
Balance at Beginning of Year                                                          $   (237)                     $    (473)
Net Change in Fair Value of Securities Available-for-Sale,
   Net of Taxes                                                                           (243)                           343
                                                                                      --------                      ---------
Balance at End of Period                                                              $   (480)                     $    (130)
                                                                                      --------                      ---------
COMMON STOCK IN TREASURY, AT COST:
Balance at Beginning of Year                                                          $  (1,107)                    $    (667)
Retirement of Treasury Stock                                                              1,010 (a)                        --
Purchase of Treasury Stock                                                               (1,007)                         (797)
Reissuance of Treasury Stock                                                              1,099                           671
                                                                                      ---------                     ---------
Balance at End of Period                                                              $      (5)                    $    (793)
                                                                                      ---------                     ---------
TOTAL STOCKHOLDERS' EQUITY                                                            $  21,140                     $  20,602
                                                                                      =========                     =========

(a) Under the terms of the merger agreement, on March 31, 1996, all of the former Chase Manhattan Corporation's treasury stock was cancelled and retired.

                                            THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                                       CREDIT RELATED INFORMATION
                                                             (IN MILLIONS)


                                                         LOANS OUTSTANDING                  NONPERFORMING ASSETS
                                                    ---------------------------     -----------------------------
                                                              SEPTEMBER 30,                   SEPTEMBER 30,
                                                          1996           1995           1996               1995
                                                       -----------    ---------     --------------     -----------
Domestic Commercial:
        Commercial Real Estate                         $   6,078      $  7,170       $      430         $     525
        Other Commercial                                  38,368        36,758              459               467
                                                       ---------      --------       ----------         ---------
            Total Commercial Loans                        44,446        43,928              889               992
                                                       ---------      --------       ----------         ---------
Domestic Consumer:
        Residential Mortgage                              35,672        33,664              269               245
        Credit Card                                       12,600        17,675               --                --
        Other Consumer                                    22,176        19,458               28                34
                                                       ---------     ---------       ----------         ---------
            Total Consumer Loans                          70,448        70,797              297               279
                                                       ---------     ---------       ----------         ---------
Total Domestic Loans                                     114,894       114,725            1,186             1,271
Foreign                                                   35,439        36,306              184               465
                                                       ---------     ---------       ----------         ---------
Total Loans                                            $ 150,333     $ 151,031            1,370             1,736
                                                       =========     =========

Assets Acquired as Loan Satisfactions                                                       147               150
                                                                                     ----------         ---------
Total Nonperforming Assets                                                           $    1,517         $   1,886
                                                                                     ==========         =========

Assets Held For Accelerated Disposition                                              $      133         $     202
                                                                                     ==========         =========

                                                         THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                           SEPTEMBER 30,                      SEPTEMBER 30,
                                                    -------------------------       ---------------------------------
                                                       1996             1995             1996               1995
                                                    -----------      ----------      ------------      -------------
Net Charge-Offs:
    Domestic Commercial:
        Commercial Real Estate                      $      6         $      8         $     32        $       22
        Other Commercial                                  (4)              (2)              90                15
                                                    ---------        --------         --------        ----------
            Total Commercial                               2                6              122                37
                                                    ---------        --------         --------        ----------
    Domestic Consumer:
        Residential Mortgage                               7               20               22                51
        Credit Card                                      152              172              462               503
        Other Consumer                                    51               32              128                91
                                                    --------         --------         --------        ----------
            Total Consumer                               210              224              612               645
                                                    --------         --------         --------        ----------
    Total Domestic Net Charge-offs                       212              230              734               682
    Foreign                                                8               (5)             (19)              (28)
                                                    --------         --------         --------        ----------
Subtotal Net Charge-offs                                 220              225              715               654
 Charge Related to Conforming Credit Card Charge-off
   Policies                                               --               --              102                --
                                                    --------         --------         --------        ----------
Total Net Charge-offs                               $    220         $    225         $    817        $      654
                                                    ========         ========         ========        ==========

                                            THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
                                                     CREDIT CARD RELATED INFORMATION
                                                      (IN MILLIONS, EXCEPT RATIOS)

                                                                           AS OF OR FOR THE                  AS OF OR FOR THE
                                                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                             SEPTEMBER 30,                      SEPTEMBER 30,
                                                                  -------------------------------      ---------------------------
                                                                      1996              1995               1996             1995
                                                                  -------------     -------------      -----------       ----------
MANAGED CREDIT CARD PORTFOLIO:
Average Managed Credit Card Receivables                            $  23,936         $  21,615          $ 23,457         $  20,385
Past Due 90 Days & Over and Accruing                               $     469         $     440          $    469         $     440
   As a Percentage of Average Credit Card Receivables                   1.96%             2.04%             2.00%             2.16%
Net Charge-offs                                                    $     296 (a)     $     215          $    845 (a)     $     611
   As a Percentage of Average Credit Card Receivables                   4.95%             3.98%             4.80%             4.00%

(a) Excludes a charge related to conforming credit card charge-off policies.

FAVORABLE (UNFAVORABLE) IMPACT OF CREDIT CARD                         THREE MONTHS ENDED                     NINE MONTHS ENDED
  SECURITIZATIONS ON REPORTED CONSOLIDATED                               SEPTEMBER 30,                          SEPTEMBER 30,
                                                                   ----------------------------       ----------------------------
   STATEMENT OF INCOME LINE ITEMS:                                     1996           1995               1996              1995
                                                                   ------------     ----------        -----------      -----------
Net Interest Income                                                $   (244)        $    (92)         $   (639)        $    (226)
Provision for Losses                                                    148               43               409               108
Credit Card Revenue                                                      95               45               217               112
Other Revenue                                                            --               --                11                17
                                                                   --------         --------          --------         ---------
Pre-tax Income Impact of Securitizations                           $     (1)        $     (4)         $     (2)        $      11
                                                                   ========         ========          ========         =========

                THE CHASE MANHATTAN CORPORATION AND SUBSIDIARIES
        CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
              (TAXABLE-EQUIVALENT INTEREST AND RATES; IN MILLIONS)

                                                            THREE MONTHS ENDED                           THREE MONTHS ENDED
                                                            SEPTEMBER 30, 1996                           SEPTEMBER 30, 1995
                                                 ---------------------------------------------  ----------------------------------
                                                   AVERAGE                        RATE           AVERAGE                    RATE
                                                   BALANCE        INTEREST     (ANNUALIZED)      BALANCE     INTEREST   (ANNUALIZED)
                                                 ----------       --------     ------------     ---------    --------    -----------
ASSETS
Liquid Interest-Earning Assets                   $  70,864        $ 1,186         6.66%         $  59,333     $ 1,002        6.70%
Securities                                          42,478            694         6.50%            36,305         644        7.04%
Loans                                              150,076          3,045         8.07%           149,856       3,285        8.70%
                                                 ---------        -------                       ---------     -------
Total Interest-Earning Assets                      263,418          4,925         7.44%           245,494       4,931        7.97%
Total Noninterest-Earning Assets                    59,495                                         61,480
                                                 ---------                                      ---------
    Total Assets                                 $ 322,913                                      $ 306,974
                                                 =========                                      =========
LIABILITIES
Total Interest-Bearing Deposits                  $ 125,179          1,416         4.50%         $ 129,494       1,593        4.88%
Total Short-Term and Other Borrowings               83,917          1,213         5.75%            64,117       1,020        6.31%
Long-Term Debt                                      12,454            220         7.05%            13,081         239        7.26%
                                                 ---------        -------                       ---------     -------
Total Interest-Bearing Liabilities                 221,550          2,849         5.12%           206,692       2,852        5.47%
                                                 ---------                                      ---------
Noninterest-Bearing Deposits                        41,628                                         37,816
Other Noninterest-Bearing Liabilities               39,162                                         42,441
                                                 ---------                                      ---------
    Total Liabilities                              302,340                                        286,949
                                                 ---------                                      ---------
PREFERRED STOCK OF SUBSIDIARY                           78                                             --
                                                 ---------                                      ---------
STOCKHOLDERS' EQUITY
Preferred Stock                                      2,650                                          2,650
Common Stockholders' Equity                         17,845                                         17,375
                                                 ---------                                      ---------
    Total Stockholders' Equity                      20,495                                         20,025
                                                 ----------                                     ---------
    Total Liabilities and Stockholders' Equity   $ 322,913                                      $ 306,974
                                                 =========                                      =========

INTEREST RATE SPREAD                                                              2.32%                                      2.50%
                                                                                  =====                                      =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                    $  2,076        3.14%                       $ 2,079        3.36%
                                                                  ========        =====                       =======        =====

                                                            NINE MONTHS ENDED                            NINE MONTHS ENDED
                                                            SEPTEMBER 30, 1996                           SEPTEMBER 30, 1995
                                                 ---------------------------------------------  ----------------------------------
                                                   AVERAGE                        RATE           AVERAGE                    RATE
                                                   BALANCE        INTEREST     (ANNUALIZED)      BALANCE     INTEREST   (ANNUALIZED)
                                                  ---------       --------     ------------     ---------    --------   ------------
ASSETS
Liquid Interest-Earning Assets                   $  65,733        $ 3,364         6.84%        $  60,260      $ 3,097        6.87%
Securities                                          42,574          2,110         6.62%           35,203        1,892        7.18%
Loans                                              150,107          9,320         8.29%          145,959        9,607        8.80%
                                                 ---------        -------                       --------      -------
Total Interest-Earning Assets                      258,414         14,794         7.65%          241,422       14,596        8.08%
Total Noninterest-Earning Assets                    59,410                                        63,479
                                                 ---------                                      --------
    Total Assets                                 $ 317,824                                     $ 304,901
                                                 =========                                      ========
LIABILITIES
Total Interest-Bearing Deposits                  $ 129,878          4,518         4.65%        $ 130,416        4,689        4.80%
Total Short-Term and Other Borrowings               74,710          3,326         5.95%           61,700        3,036        6.58%
Long-Term Debt                                      12,781            668         6.98%           13,051          711        7.29%
                                                 ---------        -------                      ---------      -------
Total Interest-Bearing Liabilities                 217,369          8,512         5.23%          205,167        8,436        5.49%
                                                                  -------                                     -------
Noninterest-Bearing Deposits                        39,150                                        37,108
Other Noninterest-Bearing Liabilities               40,867                                        43,219
                                                 ----------                                   ----------
    Total Liabilities                              297,386                                       285,494
                                                 ---------                                    ----------
PREFERRED STOCK OF SUBSIDIARY                           26                                            --
                                                 ---------                                    ----------
STOCKHOLDERS' EQUITY
Preferred Stock                                      2,650                                         2,757
Common Stockholders' Equity                         17,762                                        16,650
                                                 ---------                                    ----------
    Total Stockholders' Equity                      20,412                                        19,407
                                                 ---------                                    ----------
    Total Liabilities and Stockholders'
       Equity                                    $ 317,824                                    $  304,901
                                                 =========                                    ==========

INTEREST RATE SPREAD                                                              2.42%                                      2.59%
                                                                                  =====                                      =====
NET INTEREST INCOME AND NET YIELD
    ON INTEREST-EARNING ASSETS                                     $ 6,282        3.25%                       $ 6,160        3.41%
                                                                   ========       =====                       ========       =====

                                  - 19 -